Exhibit 10.1

SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is dated as of December 2, 2014 by and among Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), and PTES Acquisition Corp., a Delaware corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) promulgated thereunder by the by the United States Securities and Exchange Commission (the “Commission”), the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

Article I.
Purchase and Sale of Preferred Stock

Section 1.01         Purchase and Sale of Preferred Shares. Upon the following terms and conditions, the Company shall issue and sell to the Purchaser, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Company, at a purchase price of $1,000,000 (the “Purchase Price”), 100 shares of the Company’s Series A-1 Convertible Preferred Stock (the “Preferred Shares”), convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The designation, rights, preferences and other terms and provisions of the Series A-1 Convertible Preferred Stock are set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A-1 Convertible Preferred Stock attached hereto as Exhibit B (as amended from time to time, the “Certificate of Designation”).

Section 1.02         Conversion Shares. The holders of the Preferred Shares shall have the conversion rights as set forth in the Certificate of Designation. The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares are herein referred to as the “Conversion Shares.”

Section 1.03         Closing. The closing of the purchase and sale of the Preferred Shares to be acquired by the Purchaser from the Company under this Agreement shall take place by electronic communication (the “Closing”) as soon as possible after all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, but in no event later than November 30, 2014 (as such date may be extended pursuant to the provision to this sentence, the “Long Stop Date”); provided, however, that the Purchaser and the Company may mutually agree to extend the Long Stop Date by not more than 30 days. At any time after the Long Stop Date, this Agreement may be terminated by the Purchaser or the Company by delivering written notice of termination. Upon any such termination, no party hereto shall have any further obligation or liability to the other party hereto. On the date of Closing (the “Closing Date”), the Purchaser will deliver the Purchase Price by wire transfer to the Company, and the Company will deliver to the Purchaser a stock certificate representing the Preferred Shares.

Article II.
Representations and Warranties

Section 2.01        Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and the Closing Date (except as set forth on the Schedule of Exceptions attached hereto as Exhibit A (the “Schedule”) with each numbered Schedule corresponding to the section number herein), as follows:

(a)          Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries except as set forth in Schedule 2.01(g). Each subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other applicable organizational power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such subsidiary is duly qualified as a corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect on the Company. For the purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under the Transaction Documents (as defined below).

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Certificate of Designation (the “Transaction Documents”), and to issue and sell the Preferred Shares in accordance with the terms hereof and thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or shareholders is required. This Agreement has been duly executed and delivered by the Company. The Certificate of Designation will have been duly executed and delivered by the Company at the Closing. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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(c)          Capitalization. The authorized capital stock of the Company, the number of shares of such capital stock issued and outstanding, and the number of shares of capital stock reserved for issuance upon the exercise or conversion of all outstanding warrants, stock options, and other securities issued by the Company, as the date hereof, are set forth on Schedule 2.01(c). All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized and validly issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act, or pursuant to valid exemptions therefrom. Except as set forth on Schedule 2.01(c), no shares of Common Stock or any other security of the Company are entitled to preemptive rights, registration rights, rights of first refusal or similar rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever granted by the Company or existing pursuant to agreements to which the Company is a party and relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth on Schedule 2.01(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as provided on Schedule 2.01(c), the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. Except as set forth on Schedule 2.01(c), the Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company. Except as disclosed on Schedule 2.01(c) or 2.01(h), (i) there are no outstanding debt securities, or other form of Indebtedness (as defined in Section 2.01(h)) of the Company or any of its subsidiaries, (ii) there are no outstanding securities of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings, agreements or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries, (iii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements, or any similar plan or agreement and (iv) as of the date of this Agreement, except as disclosed on Schedule 2.01(c), to the Company’s and each of its subsidiaries’ knowledge, no Person (as defined below) or group of related Persons beneficially owns or has the right to acquire by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the Common Stock. Any Person with any right to purchase securities of the Company that would be triggered as a result of the transactions contemplated hereby has waived such rights or the time for the exercise of such rights has passed. Except as set forth on Schedule 2.01(c), there are no options, warrants or other outstanding securities of the Company (including, without limitation, any equity securities issued pursuant to any of the Company’s equity compensation plans), the vesting of which will be accelerated by the transactions contemplated hereby. The Company has furnished or made available to the Purchaser true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (the “Charter”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). For purposes of this Agreement, “Person” shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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(d)          Issuance of Shares. The Preferred Shares to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Certificate of Designation. When the Conversion Shares are issued in accordance with the terms of the Certificate of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(e)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designation, and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Charter or Bylaws or the organizational documents of any subsidiary of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any subsidiary of the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company or any subsidiary of the Company under any agreement or any commitment to which the Company or any subsidiary of the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Preferred Shares and the Conversion Shares in accordance with the terms hereof or the Certificate of Designation (other than any filings that may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing and the filing of the Certificate of Designation); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

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(f)          Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and except as disclosed on Schedule 2.01(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents. Except as disclosed on Schedule 2.01(f), at the times of their respective filings, the Commission Documents, as amended, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and, as of their respective dates, none of the Commission Documents, as amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 2.01(f), the financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

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(g)          Subsidiaries. Schedule 2.01(g) sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. For the purposes of this Agreement, “subsidiary” shall mean with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person. All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Except as set forth on Schedule 2.01(i), there are no outstanding charges, pledges, escrow arrangements or other liens affecting the shares of any subsidiary. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. There are no outstanding charges, pledges, escrow arrangements or other liens affecting the shares of any subsidiary. Neither the Company nor any subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary. Except as set forth in the Commission Documents, neither the Company nor any subsidiary holds any equity, debt or other interests of any kind in any other Person.

(h)          Indebtedness. Schedule 2.01(h) sets forth all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

(i)          Title to Assets. All material assets of the Company and its subsidiaries, including all mineral properties and real estate, are described generally in the Commission Documents. Each of the Company and the subsidiaries has good, recorded (if required by applicable law) and marketable title to all of its real and personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except as set forth on Schedule 2.01(i) or such that, individually or in the aggregate, do not cause a Material Adverse Effect. All leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

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(j)          Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the Certificate of Designation or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no Action pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, which individually or in the aggregate, would reasonably be expected, if adversely determined, to have a Material Adverse Effect. To the knowledge of the Company, there is no Action pending or threatened against any of the Company’s directors, officers or other in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary or, to the knowledge of the Company, any officers or directors of the Company or any subsidiary in their capacities as such, which individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(k)          Compliance with Law. The business of the Company and its subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local and foreign governmental laws, rules, regulations and ordinances, except where, individually or in the aggregate, the noncompliance therewith could not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has all franchises, permits, licenses, concessions, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(l)          Taxes. The Company and each of its subsidiaries has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and its subsidiaries for all current taxes and other charges to which the Company or any subsidiary is subject and that are not currently due and payable. None of the federal income tax returns of the Company or any subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any subsidiary for any tax period, nor of any basis for any such assessment, adjustment or contingency.

(m)          Certain Fees. Except as set forth on Schedule 2.01(m), no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or the Purchaser with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(n)          Intellectual Property. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, except where failure to own such property or possess such rights would not have a Material Adverse Effect.

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(o)          Environmental Compliance. The Company and each of its subsidiaries has obtained all approvals, authorizations, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business or in the business of any of its subsidiaries, unless the failure to obtain such approvals, authorizations, certificates, consents, licenses, concessions, orders and permits or other similar authorizations, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except as set forth on Schedule 2.01(o), the Company has all necessary governmental approvals required under all Environmental Laws in connection with its business or in the business of any of its subsidiaries as now being conducted and as proposed to be conducted except for those approvals, if any, for which the failure to possess, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. To the knowledge of the Company, the Company and each of its subsidiaries is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(p)          Books and Records Internal Accounting Controls. The books and records of the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any subsidiary. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions is taken with respect to any differences.

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(q)          Material Agreements. Neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act, except such Material Agreements as are filed as an exhibit to one or more of the Commission Documents or as set forth on Schedule 2.01(q). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits the payment of dividends on the Preferred Shares, other preferred stock of the Company, if any, or the Common Stock.

(r)          Transactions with Affiliates. Except for customary employment contracts or as set forth in the Commission Documents or on Schedule 2.01(r), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company or any subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or, to the knowledge of the Company, any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents or in the Company’s most recently filed definitive proxy statement on Schedule 14A, that is not so disclosed in the Commission Documents or in such proxy statement.

(s)          Securities Act of 1933. Based in material part upon the representations herein of the Purchaser, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Preferred Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Preferred Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Preferred Shares under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Preferred Shares.

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(t)          Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D , the filing of the Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Shares, or for the performance by the Company of its obligations under this Agreement.

(u)          Employees. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Except as set forth in Schedule 2.01(u), neither the Company nor any subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such subsidiary required to be disclosed in the Commission Documents that is not so disclosed. No officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

(v)         Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Commission Documents, except as specifically disclosed in a subsequent Commission Document filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not previously been publicly disclosed.

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(w)          ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Shares will not involve any transaction which is subject to the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that, if the Purchaser, or any person or entity that owns a beneficial interest in the Purchaser, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.01(w), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(x)          Dilutive Effect. The Company acknowledges that the issuance of the Conversion Shares upon conversion of the Preferred Shares in accordance with the Transaction Documents will result in dilution of the outstanding shares of Common Stock, which dilution will be substantial. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

(y)          No Integrated Offering. Neither the Company, any subsidiary nor any of its or their affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Preferred Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Preferred Shares pursuant to Rule 506 under the Securities Act, or any applicable exchange-related shareholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Preferred Shares to be integrated with other offerings.

(z)          Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(aa)         Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Charter (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Preferred Shares and Conversion Shares and the Purchaser’ ownership of the Preferred Shares and Conversion Shares.

Section 2.02       Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company with respect solely to itself:

(a)          Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)          Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform on this Agreement and to purchase and acquire the Preferred Shares being sold or issued to it hereunder. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Purchaser or its board of directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

(c)          Purchase For Own Account. The Purchaser is acquiring the Preferred Shares solely for its own account and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Preferred Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Preferred Shares to or through any Person. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Preferred Shares and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

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(d)          Status of Purchaser. The Purchaser is an “accredited investor” as defined in Regulation D promulgated under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.

(e)          Opportunities for Additional Information. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser’s personal knowledge of the Company’s affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to invest in the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2.01 above.

(f)          No General Solicitation. The Purchaser acknowledges that the Preferred Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(g)          Rule 144. The Purchaser understands that the Preferred Shares (along with any Conversion Shares) must be held indefinitely unless such securities are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Preferred Shares (along with any Conversion Shares) without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)          General. The Purchaser understands that the Preferred Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Preferred Shares.

Article III.
Covenants

The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees.

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Section 3.01         Legend. Each certificate representing the Preferred Shares, and, if appropriate, any Conversion Shares, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

The Company agrees to reissue certificates representing any of the Conversion Shares without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares under the Securities Act is not required in connection with such proposed transfer and the shares may subsequently be resold without any limitations or restrictions, (ii) the Company has received a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required (in which event the Company shall provide its transfer agent with any required legal opinions) and the shares may subsequently be resold without any limitations or restrictions, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act.

Section 3.02         Securities Compliance. The Company shall notify the Commission and all applicable state authorities in accordance with their respective rules and regulations, of the transactions contemplated by any of this Agreement, including filing a Form D with respect to the Preferred Shares and the Conversion Shares as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Preferred Shares and the Conversion Shares to the Purchaser or subsequent holders.

Section 3.03          Compliance with Laws. The Company shall comply, and cause each subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders, except for such noncompliance with which could reasonably be expected to have a Material Adverse Effect.

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Section 3.04         Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.05         Amendments. Without the prior written consent of the Purchaser, the Company shall not amend, alter, modify or repeal the Articles, the Certificate of Designation or the Bylaws, including the amendment of the Articles by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any subsidiary.

Section 3.06         Other Agreements. Without the prior written consent of the Purchaser, neither the Company nor any subsidiary shall enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any subsidiary to perform under the Transaction Documents.

Section 3.07         Use of Proceeds. The net proceeds from the sale of Preferred Shares shall be used than (A) for the satisfaction of the Company’s obligations under that certain Factoring and Security Agreement, dated June 15, 2011, between the Company and Harborcove Fund I, LP., as amended to date and (B) working capital and general corporate purposes in the ordinary course of business. None of the net proceeds from the sale of the Preferred Shares shall be used by the Company to redeem or repurchase any Common Stock or securities convertible, exercisable or exchangeable into Common Stock or to settle any outstanding litigation.

Section 3.08         Reservation of Shares. So long as any of the Preferred Shares remain outstanding, the Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares.

Article IV.
CONDITIONS

Section 4.01         Conditions Precedent to the Obligation of the Company to Sell the Preferred Shares. The obligation hereunder of the Company to issue and sell the Preferred Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)          Accuracy of Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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(b)          Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          Delivery of Purchase Price. The Purchase Price for the Preferred Shares shall have been delivered to the Company.

Section 4.02       Conditions Precedent to the Obligation of the Purchaser to Purchase the Preferred Shares. The obligation hereunder of the Purchaser to acquire and pay for the Preferred Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)          Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)          Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)          No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e)          Certificate of Designation of Rights and Preferences. The Certificate of Designation in the form of Exhibit B attached hereto shall have been filed with the Secretary of State of Nevada.

(f)          Certificates. The Company shall have executed and delivered to the Purchaser the certificates (in the denominations as the Purchaser shall request) for the Preferred Shares being acquired by the Purchaser at the Closing (in the denominations as the Purchaser shall request).

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(g)          Amendment of Series D Preferred Stock. The Company shall have caused the Certificate of Designations for the Series D Preferred Stock to be amended in substantially the form attached hereto as Exhibit C.

(h)          Resolutions. The Board of Directors of the Company shall have adopted resolutions, in a form reasonably acceptable to the Purchaser, approving the transactions completed by the Transaction Documents.

(i)          Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, a number of shares of Common Stock equal to the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares.

(j)          Officer’s Certificate. The Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.02 as of the Closing Date.

(k)          Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

Article V.
Miscellaneous

Section 5.01        Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 5.02        Specific Enforcement, Consent to Jurisdiction.

(a)          The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of the Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)          Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Certificate of Designation or the transactions contemplated hereby and thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.02 shall affect or limit any right to serve process in any other manner permitted by law.

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Section 5.03         Entire Agreement; Amendment. This Agreement (including all exhibits and schedules hereto) and the Certificate of Designation contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Certificate of Designation, neither the Company nor any of the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of all of the Preferred Shares then outstanding, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding.

Section 5.04         Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a)	If to the Company:

Titan Energy Worldwide, Inc.
6321 Bury Dr. Suite 8
Eden Prairie, MN 55346
Fax No.: (952) 938-3290
Email: jflannery@titanenergy.com

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(b)	If to the Purchaser:

c/o Pioneer Power Solutions, Inc.
400 Kelby Street
9th Floor, One Parker Plaza
Fort Lee, NJ 07024
Attention: Andrew Minkow, Chief Financial Officer
Fax No.: (212) 867-1325
Email: Andrew@pioneerpowersolutions.com

with copies to:

Haynes and Boonve, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Attention: Rick A. Werner, Esq.
Fax No.: (212) 884-8234
Email: rick.werner@haynesboone.com

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 5.05         Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 5.06         Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.07         Successors and Assigns; Restrictions on Transfer. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

Section 5.08         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 5.09         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 5.10         Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder.

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Section 5.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or scanned e-mail attachment, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or scanned signature were the original thereof.

Section 5.12         Severability. The provisions of the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 5.13         Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Preferred Shares, the Conversion Shares and the Certificate of Designation.

[SIGNATURE PAGE FOLLOWS]

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[SIGNATURE PAGES TO
SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

TITAN ENERGY WORLDWIDE, INC.

By:	/s/ Jeffrey Flannery
Name: Jeffrey Flannery
Title: CFO

PTES ACQUISITION CORP.

By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: CFO

Signature Page to Series A-1 Convertible Preferred Stock Purchase Agreement

EXHIBIT A to the
SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
TITAN ENERGY WORLDWIDE, INC.

DISCLOSURE SCHEDULES

EXHIBIT B to the
SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
TITAN ENERGY WORLDWIDE, INC.

FORM OF CERTIFICATE OF DESIGNATION

CERTIFICATE OF DESIGNATION
OF THE RIGHTS AND PREFERENCES
OF THE
SERIES A-1 CONVERTIBLE PREFERRED STOCK
OF
TITAN ENERGY WORLDWIDE, INC.

The undersigned, the Chief Executive Officer of Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Company (as may be amended from time to time, the “Articles”), the following resolution creating a subseries of Preferred Series A Stock, designated as Series A-1 Convertible Preferred Stock, was duly adopted on December __, 2014, as follows:

WHEREAS, Article 3 of the Articles authorizes a series of shares designated as Preferred Series A Stock and a series of shares designated as Preferred Series B Stock, and authorized the Board of Directors to designate subseries of the Preferred Series A Stock and the Preferred Series B Stock and fix the rights and preferences thereof; and

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Articles, there hereby is created a subseries of the Preferred Series A Stock out of the shares of the Company’s Preferred Series A Stock, to be named “Series A-1 Convertible Preferred Stock,” consisting of one hundred (100) shares, which subseries shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.          Designation and Rank. There shall be a subseries of the Preferred Series A Stock designated as the “Series A-1 Convertible Preferred Stock,” and the number of shares constituting such subseries shall be 100. Each share of Series A-1 Convertible Preferred Stock shall have a stated value of $10,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Stated Value”). The rights, preferences, powers, restrictions and limitations of the Series A-1 Convertible Preferred Stock shall be as set forth herein. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation”), the shares of Series A-1 Convertible Preferred Stock shall rank superior to shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company now or hereafter outstanding (collectively, with the Common Stock, the “Junior Stock”). The Series A-1 Convertible Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2.          Dividends. Holders of the Series A-1 Convertible Preferred Stock shall be entitled to cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of six percent (6.0%) per annum. Dividends shall be calculated on the basis of a 365-day year, shall accrue daily commencing on the date of the initial issuance of the Series A-1 Convertible Preferred Stock (the “Issuance Date”), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Dividends shall be payable (a) annually, at the sole election of the holder of the Series A-1 Convertible Preferred Stock, in either cash or by accreting to and increasing the outstanding Stated Value of the shares with respect to which the dividends have accrued on January 1 of each calendar year, beginning on the first such date after the Issuance Date, and (b) on each Conversion Date (as hereinafter defined) (with respect only to the Series A-1 Convertible Preferred Stock being converted); except that if such dividend payment date is not a business day, then the dividend payment date will be the next succeeding business day.

3.           Voting Rights.

(a)          Class Voting Rights. So long as any shares of the Series A-1 Convertible Preferred Stock are outstanding, the Company may not amend, modify or waive (by merger, consolidation or otherwise) the provisions of the Articles, the Company’s bylaws or this Certificate of Designation in a way that would adversely affect the rights, preferences or privileges of the Series A-1 Convertible Preferred Stock without the prior vote or written consent of holders representing at least a majority of the then outstanding shares of Series A-1 Convertible Preferred Stock, voting together as a separate class.

(b)          General Voting Rights. The holder of each share of Series A-1 Convertible Preferred Stock shall be entitled to the number of votes equal to the number of the shares of Common Stock into which such share of Series A-1 Convertible Preferred Stock could be converted for purposes of determining the shares entitled to vote at any regular, annual or special meeting of stockholders of the Company or any action by written consent of the stockholders, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of the Series A-1 Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(c)          Other Special Voting Rights. Without the prior written consent of the holders of the then outstanding shares of Series A-1 Convertible Preferred Stock, and any other applicable stockholder approval required by law, the Company shall not take, and shall cause its Subsidiaries (as defined in Section 3(d) hereof) not to take or consummate, any of the actions or transactions described in this Section 3(c) (any such action or transaction without such prior written consent being null and void ab initio and of no force or effect) as follows:

(i)          create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company) or issue or sell, or obligate itself to issue or sell, any securities of the Company or any Subsidiary (or any security convertible into or exercisable for any class or series of capital stock of the Company or any Subsidiary), including any class or series of capital stock of the Company that ranks superior to or in parity with the Series A-1 Convertible Preferred Stock in rights, preferences or privileges (including with respect to dividends, liquidation, redemption or voting);

(ii)         increase or decrease the number of authorized shares of any series of Preferred Series Stock, $0.0001 par value per share (“Preferred Stock”), including the Preferred Series A Stock or Preferred Series B Stock or authorize the issuance of or issue any shares of Preferred Stock (including any shares of Preferred Series A Stock or Preferred Series B Stock);

(iii)        amend, alter, modify or repeal the Articles, this Certificate of Designation or the by-laws of the Company, including the amendment of the Articles by the adoption or amendment of any Certificate of Designation or similar document, or amend the organizational documents of any Subsidiary;

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(iv)        issue, or cause any Subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A-1 Convertible Preferred Stock, other than the incurrence of debt solely to fund the payment of dividends on the Series A-1 Convertible Preferred Stock that are accrued and unpaid;

(v)         increase the authorized number of directors constituting the Board from one (1);

(vi)        redeem, purchase or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company;

(vii)       declare bankruptcy, dissolve, liquidate or wind up the affairs of the Company or any Subsidiary of the Company;

(viii)      effect, or enter into any agreement to effect, a Change of Control (as defined in Section 3(d) hereof).

(ix)         modify or change the nature of the Company’s business such that a material portion of the Company’s business is devoted to any business other than the business of the sales and management of onsite power generation for industrial and commercial customers;

(x)          acquire, or cause a Subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another Person (as defined in Section 3(d) hereof), or enter into any joint venture with any other Person, for aggregate consideration (including the direct or indirect assumption of liabilities); or

(xi)         sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any assets of the Company or any Subsidiary;

(xii)        use, or permit the use of, the proceeds from the sale of the Series A-1 Convertible Preferred Stock other than (A) for the satisfaction of the Company’s obligations under that certain Factoring and Security Agreement, dated June 15, 2011, between the Company and Harborcove Fund I, LP., as amended to date and (B) working capital and general corporate purposes in the ordinary course of business;

(xiii)       enter into, or become subject to, any agreement or instrument or other obligation which by its terms restricts the Company’s ability to perform its obligations under this Certificate of Designation; or

(xiv)      agree or commit to do any of the foregoing.

(d)          Certain Definitions. For purposes of this Certificate of Designation:

(i)          “Change of Control” means (a) any sale, lease or transfer or series of sales, leases or transfers of all or substantially all of the consolidated assets of the Company and its Subsidiaries; (b) any sale, transfer or issuance (or series of sales, transfers or issuances) of capital stock by the Company or the holders of Common Stock (or other voting stock of the Company) that results in the inability of the holders of Common Stock (or other voting stock of the Company) immediately prior to such sale, transfer or issuance to designate or elect a majority of the board of directors (or its equivalent) of the Company; or (c) any merger, consolidation, recapitalization or reorganization of the Company with or into another Person (whether or not the Company is the surviving corporation) that results in the inability of the holders of Common Stock (or other voting stock of the Company) immediately prior to such merger, consolidation, recapitalization or reorganization to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

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(ii)         “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

(iii)        “Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

4.           Liquidation Preference.

(a)          In the event of a Liquidation, the holders of shares of the Series A-1 Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, for each share of Series A-1 Convertible Preferred Stock (the “Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of any Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A-1 Convertible Preferred Stock, then all of said assets will be distributed among the holders of the Series A-1 Convertible Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of the Series A-1 Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of the Series A-1 Convertible Preferred Stock. All payments for which this Section 4(a) hereof provides shall be in cash, property (valued at its fair market value as determined in good faith by the Board of Directors of the Company) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of the Series A-1 Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, the holders of shares of Series A-1 Convertible Preferred Stock then outstanding shall be entitled to participate with the holders of shares of Junior Stock then outstanding, pro rata as a single class based on the number of outstanding shares of Junior Stock on an as-converted basis held by each holder as of immediately prior to the Liquidation, in the distribution of all the remaining assets and funds of the Company available for distribution to its stockholders.

(b)          A consolidation or merger of the Company, other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation, and a sale, lease, transfer or other disposition of all or substantially all of the assets of, or an exclusive license to a third party of the key technology of, the Company shall be deemed to be a Liquidation within the meaning of this Section 4.

(c)          Written notice of any Liquidation, stating a payment date and the place where the distributable amounts shall be payable, shall be given no less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series A-1 Convertible Preferred Stock.

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5.           Conversion. The holders of the Series A-1 Convertible Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a)          Right to Convert. At any time on or after the Issuance Date, any holder of shares of the Series A-1 Convertible Preferred Stock may, at such holder’s option, elect to convert all or any portion of the shares of Series A-1 Convertible Preferred Stock held by such holder, along with the aggregate accrued or accumulated and unpaid dividends thereon, into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the aggregate Stated Value of the shares of Series A-1 Convertible Preferred Stock being converted, divided by (ii) the Conversion Price (as defined in Section 5(c) hereof) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A-1 Convertible Preferred Stock.

(b)          Mechanics of Conversion. The conversion of the Series A-1 Convertible Preferred Stock shall be conducted in the following manner:

(i)          Holder’s Delivery Requirements. To convert the Series A-1 Convertible Preferred Stock into full shares of Common Stock the holder thereof shall (A) transmit by facsimile or electronic mail (or otherwise deliver), an original or copy of a completed and executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company (and the later of (1) the date specified in the Conversion Notice by the holder or (2) the date the Conversion Notice is actually received by the Company (unless received by the Company after 5:00 P.M New York time, in which event the next succeeding business day) shall be the “Conversion Date”), and (B) surrender to a common carrier for delivery to the Company, or personally deliver to the Company, as soon as practicable following such Conversion Date the original certificates representing the shares of Series A-1 Convertible Preferred Stock being converted (or, in the event such certificate(s) have been lost or destroyed, an affidavit of the holder of loss or destruction reasonably satisfactory to the Company as well as other support as reasonably requested by the Company) (the “Preferred Stock Certificates”) and, if not previously delivered, the originally executed Conversion Notice.

(ii)         Company’s Response. Upon receipt by the Company of a facsimile as well as electronic mail or other copy of a Conversion Notice, the Company shall immediately send, via facsimile or electronic mail, a confirmation of receipt of such fully executed Conversion Notice to such holder. The Company or its designated transfer agent, as applicable, shall, as soon as practicable following the Conversion Date, issue and deliver to such holder of the Series A-1 Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. If the number of shares of the Series A-1 Convertible Preferred Stock represented by the Series A-1 Convertible Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of the Series A-1 Convertible Preferred Stock being converted, then the Company shall, as soon as practicable and at the Company’s expense, issue and deliver to the holder a new Series A-1 Convertible Preferred Stock Certificate representing the number of shares of the Series A-1 Convertible Preferred Stock not converted.

(iii)        Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A-1 Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(c)          Conversion Price. The term “Conversion Price” shall mean $0.0008 per share of Common Stock, subject to adjustment under Section 5(d) hereof.

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(d)          Adjustments of Conversion Price.

(i)          Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(d)(i) hereof shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)         Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividend or distribution; provided further, however, that no such adjustment shall be made if the holders of the Series A-1 Convertible Preferred Stock simultaneously receive (x) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of the Series A-1 Convertible Preferred Stock had been converted into Common Stock on the date of such event or (y) a dividend or other distribution of shares of the Series A-1 Convertible Preferred Stock that are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii)        Adjustments for Reclassification, Exchange or Substitution. If the Common Stock shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i) and (ii) hereof, or by a reorganization, merger, consolidation, or sale of assets other than as provided for in Section 5(d)(iv) hereof), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Convertible Preferred Stock shall have the right thereafter to convert such share of the Series A-1 Convertible Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of the Series A-1 Convertible Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(iv)        Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends provided for in Section 5(d)(i) and (ii) hereof, or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iii) hereof), or a merger or consolidation of the Company with or into another entity where the Company is not the continuing or surviving entity, or the sale of all or substantially all of the Company’s properties or assets (an “Organic Change”), then, as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Convertible Preferred Stock shall have the right thereafter to convert such share of the Series A-1 Convertible Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from the Organic Change that holders of the number of shares of Common Stock into which such share of the Series A-1 Convertible Preferred Stock might have been converted immediately prior to such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(iv) hereof with respect to the rights of the holders of the Series A-1 Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 5(d)(iv) hereof (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A-1 Convertible Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

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(e)          No Impairment. The Company shall not, by amendment of its Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Convertible Preferred Stock against impairment.

(f)          Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A-1 Convertible Preferred Stock pursuant to this Section 5, the Company shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Series A-1 Convertible Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of the Series A-1 Convertible Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of the Series A-1 Convertible Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(g)          Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series A-1 Convertible Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(h)          Notice of Corporate Events. The Company will give written notice to each holder of the Series A-1 Convertible Preferred Stock at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up. The Company will also give written notice to each holder of the Series A-1 Convertible Preferred Stock at least thirty (30) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place.

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(i)          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A-1 Convertible Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(j)          Reservation of Common Stock. The Company shall, so long as any shares of the Series A-1 Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A-1 Convertible Preferred Stock, such number of shares of Common Stock equal to at least one hundred percent (100%) of the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A-1 Convertible Preferred Stock then outstanding. The initial number of shares of Common Stock reserved for conversions of the Series A-1 Convertible and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A-1 Convertible Preferred Stock based on the number of shares of the Series A-1 Convertible Preferred Stock held by each holder of record at the time of issuance of the Series A-1 Convertible Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of the Series A-1 Convertible Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of the Series A-1 Convertible Preferred Stock shall be allocated to the remaining holders of the Series A-1 Convertible Preferred Stock, pro rata based on the number of shares of the Series A-1 Convertible Preferred Stock then held by such holder.

(k)          Retirement of Series A-1 Convertible Preferred Stock. Conversion of the Series A-1 Convertible Preferred Stock shall be deemed to have been effected on the Conversion Date. From and after the Conversion Date, the shares of Series A-1 Convertible Preferred Stock converted as of such Conversion Date will no longer be deemed to be outstanding, dividends will cease to accrue on the Series A-1 Convertible Preferred Stock, and all rights of the holders of the Series A-1 Convertible Preferred Stock will terminate except for the right to receive the number of whole shares of Common Stock issuable upon conversion thereof at the Conversion Price then in effect and whole shares in lieu of any fractional shares of Common Stock. Any shares of Series A-1 Convertible Preferred Stock that have been converted will, after such conversion, be deemed cancelled and retired. Upon conversion of only a portion of the number of shares of the Series A-1 Convertible Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of the Series A-1 Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii) hereof.

(l)          Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of the Series A-1 Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

6.           Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificates representing shares of the Series A-1 Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company’s discretion, by the holder to the Company, and, in the case of mutilation, upon surrender and cancellation of the certificate(s), the Company shall execute and deliver new Series A-1 Convertible Preferred Stock certificates of like tenor and date.

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7.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.

8.           Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial holders of the Series A-1 Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

9.           Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A-1 Convertible Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.          Notices. Any notice to holders of Series A-1 Convertible Preferred Stock or the Company required pursuant to this Certificate of Designations shall be in writing and shall be deemed effectively given (a) upon delivery if delivered personally or by facsimile or electronic mail, (b) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt, and (d) five (5) business days after having been sent by first class mail, postage prepaid. All notices to holders of Series A-1 Convertible Preferred Stock shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the date first above written.

Titan Energy Worldwide, Inc.

By:
Name:
Title:

Signature Page to Series A-1 Convertible Preferred Stock Certificate of Designation

EXHIBIT I

TITAN ENERGY WORLDWIDE, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A-1 Convertible Preferred Stock of Titan Energy Worldwide, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A-1 Convertible Preferred Stock (the “Preferred Shares”), of Titan Energy Worldwide, Inc., a Nevada corporation (the “Company”), indicated below into shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion

Number of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:
By:
Title:

Dated

EXHIBIT C to the
SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT FOR
TITAN ENERGY WORLDWIDE, INC.

FORM OF AMENDMENT TO THE CERTIFICATE OF DESIGNATION OF SERIES D PREFERRED STOCK

OF

TITAN ENERGY WORLDWIDE, INC.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

150301

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:

Titan Energy Worldwide, Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:

Series D Convertible Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:

On the effective date of filing this Certificate of Amendment to Certificate of Designation, the Certificate of Designation of the Rights and Preferences of the Series D Convertible Preferred Stock of Titan Energy Worldwide, Inc. shall be amended as follows:

[continuation attached]

5. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X ______________________________

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Nevada Secretary of State NRS Amend Designation - After
Revised: 3-6-09

Section 4 of the Certificate of Designation of the Rights and Preferences of the Series D Convertible Preferred Stock of Titan Energy Worldwide, Inc. shall be replaced in its entirety as follows:

4. Liquidation Rights. In an Event of Liquidation (as defined below), the Company may, at its option, redeem all of the outstanding shares of Series D Convertible Preferred Stock, to the extent that the shares of Series D Convertible Preferred Stock were not previously converted into Conversion Shares pursuant to Section 3 hereof, for a redemption price in cash equal to the Liquidation Preference Amount. The "Liquidation Preference Amount" shall be equal to $6,200 per share of Series D Convertible Preferred Stock. An "Event of Liquidation" shall mean any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, as well as any change of control of the Company which shall include, for the purposes hereof, sale by the Company of either (x) substantially all of its assets or (y) that portion of its assets which comprises its core business technology, products or services.

A new section shall be added as Section 9 as follows: